Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President,
Investor Relations (818) 223-7548

Ryland Sells $230 Million Senior Notes

CALABASAS, Calif. (April 30, 2009) — The Ryland Group, Inc. (NYSE: RYL) today announced that it sold $230 million of 8.40% senior notes due 2017 pursuant to a shelf registration statement on file with the U.S. Securities and Exchange Commission. The offering was underwritten by Citigroup Global Markets Inc., as sole Book-Running Manager. A printed copy of the prospectus supplement relating to the offering may be obtained by contacting Citigroup at 1-877-858-5407.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 285,000 homes and financed more than 235,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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